UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2010

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-13495 (Commission File Number)	04-3361982 (I.R.S. Employer Identification No.)

404 Wyman Street, Suite 400 Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 487-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On October 22, 2010, the Board of Directors of Mac-Gray Corporation (the “Company”) approved an amendment to Article I, Section 8 of the Company’s Second Amended and Restated By-laws (the “Amendment”).

The Amendment, which became effective upon approval, changes the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard.  Under a majority standard, a nominee must receive a majority of the votes cast to be elected, meaning the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.  For this purpose, abstentions and broker non-votes will not count as votes cast.  Previously, directors were elected under a plurality vote standard, meaning the nominees receiving the highest number of votes were elected whether or not they received a majority of the votes cast.  The plurality vote standard will continue to apply in contested elections, where the number of nominees for election exceeds the number of directors to be elected.

The Company’s Board of Directors also approved a director resignation policy as part of amended Corporate Governance Guidelines.  Under the policy, if an incumbent director does not receive a majority of the votes cast in an uncontested election, that director must tender his or her resignation to the Board of Directors.  The Governance and Nominating Committee of the Board will then consider whether or not to accept the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation and, within 90 days after the date of certification of the election results, the Board will publicly disclose its decision. The director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation.

The summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to Second Amended and Restated By-laws of Mac-Gray Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	By:	/s/ Michael J. Shea
Executive Vice President,
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to Second Amended and Restated By-laws of Mac-Gray Corporation